XCEL ENERGY INC.
(a Minnesota corporation)

UNDERWRITING AGREEMENT
FOR COMMON STOCK
(PAR VALUE $2.50 PER SHARE)

February 25, 2002

To the Underwriters named in Schedule I
     hereto

Dear Ladies and Gentlemen:

     Xcel Energy Inc., a Minnesota corporation (the “Company”), proposes to sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 20,000,000 (the “Firm Shares”) and at the election of the Underwriters an aggregate of 3,000,000 additional shares (the “Option Shares”) of common stock, par value $2.50 per share, of the Company, in each case, including the associated common stock purchase rights (the “Common Stock”). The Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 are hereinafter collectively called the “Shares.”

     1.     Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a)  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form, including a prospectus, for the registration under the Act of the Shares, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement (which date is set forth in Schedule I hereto). Any such amendment or supplement was filed with the Commission and any such amendment has become effective. Each prospectus used before the registration statement became effective, and any prospectus that omitted the offering terms that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The Company will file with the Commission a prospectus supplement (the “Prospectus Supplement”) relating to the Shares pursuant to Rule 424 and/or Rule 434 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission. Such registration statement, as amended prior to the date of this Agreement, and such prospectus, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the “Registration Statement” and the “Prospectus”, respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Shares by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, the term “Prospectus” shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

     (b)  No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the Commission and the Registration Statement, at the date of this Agreement, complied in all material respects with the requirements of the Act and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated

therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus Supplement is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in the Registration Statement or Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (c)  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

     (d)  Arthur Andersen LLP, which audited certain of the financial statements incorporated by reference in the Registration Statement, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

     (e)  The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement or Prospectus fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the Prospectus Supplement.

     (f)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of North Dakota, South Dakota and Colorado; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; and, except as set forth in the Prospectus Supplement, the Company has all material licenses and approvals required at the date hereof to conduct its business.

     (g)  Each subsidiary of the Company named in Exhibit 21.01 to the Company’s most recent Annual Report on Form 10-K (“Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

     (h)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration

Statement and the Prospectus Supplement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement.

     (i)  Neither the execution and delivery of this Agreement, the issuance and delivery of the Shares, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement, will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Restated Articles of Incorporation, as amended, or by-laws of the Company, or of any contract, agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound or of any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

     (j)  The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and nonassessable and will conform to the description of the Common Stock in the Registration Statement and Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

     (k)  The Agreement has been duly and validly authorized, executed and delivered by the Company.

     (l)  The Securities and Exchange Commission has issued a financing order under the Public Utility Holding Company Act of 1935, which order authorizes the issuance of the Shares, and no other approval of any regulatory public body, state or federal, is, or will be at the Closing Date (as hereinafter defined), necessary in connection with the issuance and sale of the Shares pursuant to this Agreement, other than approvals that may be required under state securities laws.

     (m)  The Company has good and valid title to all real and fixed property and leasehold rights which are owned by it, subject only to taxes and assessments not yet delinquent; as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, and certain minor defects in titles which are not material, and defects in titles to certain properties which are not essential to the Company’s business; and mechanics’ lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

     (n)  Other than as set forth or contemplated in the Prospectus as of the date hereof, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (o)  The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

     (p)  Except as set forth in the Prospectus Supplement, the Company and its subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (C) are in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (q)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

     2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price of $21.77 per share, the total number of Firm Shares set forth opposite their respective names in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as hereinafter provided in this Section 2, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this sentence, the portion of the number of Option Shares as to which such election shall have been exercised (adjusted by Lehman Brothers Inc. so as to eliminate fractional shares) determined by multiplying such number by a fraction, the numerator of which is the maximum number of Option Shares set forth opposite such Underwriter’s name in Schedule I hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The Underwriters agree to offer the Shares to the public as set forth in the Prospectus.

     The Company hereby grants to the Underwriters the option to purchase, at their election, up to 3,000,000 of the Option Shares, at the purchase price per share specified in the first paragraph of this Section 2, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Such election may be exercised only by written notice from Lehman Brothers Inc. to the Company given within the period of 30 calendar days after the date of this Agreement, which notice shall set forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by Lehman Brothers Inc. (but in no event earlier than the First Closing Date, as defined in Section 3, or, unless Lehman Brothers Inc. and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice).

     3.     Delivery and Payment. Delivery of and payment for the Firm Shares shall be made by the Company and Lehman Brothers Inc. on behalf of the Underwriters at 10:00 a.m., New York City time, on February 28, 2002, at the offices of Xcel Energy Inc., 800 Nicollet Mall, Minneapolis, Minnesota 55402, which date and time may be postponed by agreement between Lehman Brothers Inc. and the Company. Delivery of and payment for the Option Shares shall be made at the place, date and time specified by Lehman Brothers Inc. in the written notice of election given by Lehman Brothers Inc. pursuant to Section 2, or such other time and date as Lehman Brothers Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is hereinafter call the “First Closing Date”; such time and date for delivery of the Option Shares, if not the First Closing Date, is hereinafter called the “Second Closing Date”; and each such time and date for delivery is hereinafter called a “Closing Date.” Delivery of the Shares shall be made to Lehman Brothers Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through Lehman Brothers Inc. of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. The Shares will be delivered in definitive form. The Shares will be registered in the names of the Underwriters and in the denominations set forth in Schedule I hereto except that if the Company receives a written request from Lehman Brothers Inc. prior to noon on the second business day preceding the Closing Date giving the names in which the Shares are to be registered and the denominations thereof the Company will deliver the Shares so registered. Certificates for the Shares will be made available to Lehman Brothers Inc. for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

     4.     Agreements. The Company agrees with the several Underwriters that:

     (a)  With the consent of Lehman Brothers Inc. on behalf of the Underwriters, the Company will cause the Prospectus Supplement to be filed pursuant to Rule 424(b) and/or Rule 434 under the Act and will notify the Underwriters promptly of such filing. During the period for which a prospectus relating to the Shares is required to be delivered under the Act, the Company will promptly advise the Underwriters (i) when any amendment to the

Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Underwriters a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b)  If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

     (c)  The Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424(b) and/or Rule 434 under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

     (d)  The Company will furnish to each of the Underwriters a signed copy of the Registration Statement as originally filed and of each amendment thereto, including all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Underwriters conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

     (e)  The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     (f)  For a period of five years after the First Closing Date, the Company will furnish (or cause to be furnished) to each of the Underwriters, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

     (g)  During the 90-day period beginning on the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Lehman Brothers Inc., except for filing of a registration statement on Form S-4 and issuances in connection with the acquisition of shares of common stock of NRG Energy, Inc. by tender or exchange offer or otherwise, issuances pursuant to the exercise of stock options outstanding on the date of this Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, issuances pursuant to the exercise of such stock options, the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options or the Company’s employee stock purchase plans in existence on the date of this Agreement, issuances pursuant to direct stock purchase or dividend reinvestment plans in place on the date of this Agreement and the issuance of shares of Common Stock or options in acquisitions in which the acquiror of such shares or options agrees to the foregoing restrictions.

     (h)  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York and Chicago Stock Exchanges and the Pacific Exchange.

     5.     Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Shares to the Underwriters, all fees and expenses of the Company’s counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with “blue sky” qualifications, and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

     6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares to be delivered at each Closing Date shall be subject, in the discretion of the Underwriters, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and such Closing Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a)  The Prospectus Supplement relating to the Shares shall have been filed with the Commission pursuant to Rule 424(b) and/or Rule 434 within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

     (b)  The Underwriters shall be furnished with opinions, dated such Closing Date, of Gary R. Johnson, Vice President and General Counsel of the Company, substantially in the form included as Exhibit A.

     (c)  The Underwriters shall have received from Jones, Day, Reavis & Pogue, Chicago, Illinois, counsel for the Underwriters, such opinion or opinions dated such Closing Date with respect to the incorporation of the Company, this Agreement, the validity of the Shares to be delivered at such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (d)  The Company shall have furnished to the Underwriters a certificate of the President or any Vice President of the Company, dated such Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii) there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement or Prospectus Supplement.

     (e)  The Underwriters shall have received a letter from Arthur Andersen LLP, independent public accountant for the Company (dated the date of this Agreement and each Closing Date, respectively, and in form and substance satisfactory to the Underwriters) advising that (i) they are an independent public accountant as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules incorporated by reference in the Registration Statement and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its consolidated subsidiaries, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholders, of the Company and its subsidiaries since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (1) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (2) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholders’ equity or net current assets of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income, net income, or earnings per share of Common Stock of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them; and (v) on the basis of a reading of the unaudited pro forma financial information included in the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (e), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial information, nothing came to their attention that caused them to believe that the unaudited pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

     (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 which makes it impractical or inadvisable in the judgment of Lehman Brothers Inc. on behalf of the Underwriters to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

     (g)  Subsequent to the date hereof, no downgrading shall have occurred, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

     (h)  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement, and (ii) since the date of this Agreement, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of Lehman Brothers Inc. on behalf of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

     (i)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or on The Nasdaq Stock Market, Inc.’s National Market shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other substantial national or international calamity or emergency if, in the judgment of Lehman Brothers Inc. on behalf of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the Untied States shall be such) as to make it, in the judgment of Lehman Brothers Inc. on behalf of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

     (j)  No Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of counsel for the Underwriters is material or omits to state a fact that in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (k)  The Underwriters shall have received executed Lock-up Letter Agreements, in the form of Exhibit B hereto, from the Company’s directors and executive officers.

     (l)  The Shares to be delivered at such Closing Date shall have been duly approved for listing on the New York and Chicago Stock Exchanges and the Pacific Exchange, subject to official notice of issuance.

     (m)  Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as they may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the First Closing Date, and with respect to the

Option Shares, the Second Closing Date by Lehman Brothers Inc. on behalf of the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

     7.     Conditions of Company’s Obligations. The obligations of the Company to sell and deliver the Shares to be delivered at each Closing Date are subject to the following conditions:

     (a)  Prior to each such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or Lehman Brothers Inc., threatened.

     (b)  The order of the Securities and Exchange Commission referred to in paragraph (1) of Section 1 shall be in full force and effect.

     If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the First Closing Date, and with respect to the Option Shares, the Second Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

     8.     Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters.

     9.     Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party for any legal or other expenses as reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein and provided further that such indemnity with respect to a prospectus included in the registration statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person was not sent or given a copy of the Prospectus (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus, provided that the Company shall have delivered the Prospectus, in a timely manner and in sufficient quantities to permit such delivery by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b)  Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to written information furnished to the Company by such Underwriter specifically for use in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by Lehman Brothers Inc. in the case of subparagraph (a), representing the indemnified parties under subparagraphs (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d)  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e)  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     10.     Default by an Underwriter. If, on either Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions that the number of shares of the Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I bears to the total number of shares of the Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Closing Date if the total number of the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of the Shares to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Shares that it agreed to purchase on such Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Closing Date. If the remaining Underwriters or other Underwriters satisfactory to Lehman Brothers Inc. do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to the Second Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 8. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I who, pursuant to this Section 10, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either Lehman Brothers Inc. or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     11.     Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 6(h) or 6(i) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Shares. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

     13.     Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted and confirmed to them c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588), with a copy to the Directors of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota 55402, Attention: Secretary.

     14.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

     15.     Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     16.     Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

     17.     Other. Time shall be of the essence for all purposes of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington D.C. is open for business.

[signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

XCEL ENERGY INC.

		By:	/s/ Paul E. Pender

Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson

For itself and on behalf of each of the several Underwriters named in Schedule I to the foregoing Agreement

SCHEDULE I

	Total Number of Firm	Total Number of
	Shares to be	Option Shares to be
Name	Purchased	Purchased

Lehman Brothers Inc	6,000,000	900,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,000,000	600,000
Morgan Stanley & Co. Incorporated	4,000,000	600,000
Robert W. Baird & Co. Incorporated	1,500,000	225,000
Dresdner Kleinwort Wasserstein Securities LLC	1,500,000	225,000
A.G. Edwards & Sons, Inc	1,500,000	225,000
Legg Mason Wood Walker, Incorporated	1,500,000	225,000
Total	20,000,000	3,000,000

EXHIBIT A

Form of Opinion of Gary R. Johnson

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated

Re:	20,000,000 Shares of Common Stock, par value $2.50 per share, of Xcel Energy Inc., a Minnesota corporation

Ladies and Gentlemen:

     For the purpose of rendering this opinion, I have examined the proceedings taken by Xcel Energy Inc., a Minnesota corporation, herein called the “Company,” with respect to the issue and sale by the Company of 20,000,000 shares of common stock, par value $2.50 per share, including the associated common stock purchase rights (the “Shares”). In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Shares including the Underwriting Agreement dated February 25, 2002, between you and the Company relating to your purchase of the Shares, herein called the “Agreement”. I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the “Act”), with respect to the Shares. Whenever the terms “Registration Statement” or “Prospectus” are used herein, they shall have the respective meanings set forth in the Agreement. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

I am of the opinion that:

     1.     The Company is a legally existing corporation under the laws of the State of Minnesota; has corporate power, right, and authority to do business and to own property in the states of Minnesota, North Dakota, South Dakota and Colorado in the manner and as set forth in the Prospectus; has corporate power, right and authority to own securities of its subsidiaries; and has corporate power, right, and authority to issue and sell the Shares;

     2.     The authorized capital stock of the Company is as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

     3.     Each Significant Subsidiary, as defined in the Agreement, of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance, claim or equity;

     4.     The Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding obligation of the Company, except to the extent that the provisions for indemnities may be held to be unenforceable as against public policy;

     5.     The issue and sale of the Shares by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; all of the currently outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of the preemptive rights of any shareholder of the Company; the Shares, when certificates therefor have been duly executed, countersigned and registered and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute Common Stock which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; the certificates for the Shares are in due and proper form; and the Common Stock conforms as to legal matters with the

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statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus;

     6.     The consummation of the transactions contemplated in the Agreement and the fulfillment of the terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company is a party or by which it is bound, or the Restated Articles of Incorporation, as amended, or By-laws of the Company or, to the best of my knowledge, any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

     7.     The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to the knowledge of such counsel are pending or threatened under Section 8(d) of the Act; the Securities and Exchange Commission has issued a financing order under the Public Utility Holding Company Act of 1935 which order authorizes the issuance of the Shares; and no further approval of, authorization, consent, certificate or order of any governmental body, federal, state or other, is required in connection with the issuance and sale of the Shares by the Company to you as provided in the Agreement, except as may be required by state securities laws;

     8.     At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion is being expressed) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

     9.     I do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

     In the course of my participation in the preparation of the Registration Statement and Prospectus I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or Prospectus (except as to matters set forth in paragraph 5 above) nothing has come to my attention that would lead me to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Agreement or at the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In giving opinions as to conformity to the laws of States other than Minnesota and as to the franchises and titles to property of the Company, I have in certain instances relied upon the opinion of other counsel employed or retained by the Company to render opinions in respect thereto.

Respectfully submitted,

By:

Gary R. Johnson
Vice President and General Counsel
Xcel Energy Inc.

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